Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

for Tender of Ordinary Shares

of

ATENTO S.A.

at

$5.00 NET PER SHARE

Pursuant to the Offer to Purchase, dated November 18, 2022

by

MCI CAPITAL, LC,

a wholly owned subsidiary of

MCI, LC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 16, 2022, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a shareholder wishes to participate in the Offer and (a) certificates representing ordinary shares, no par value per share (the “Shares”), of Atento S.A., a public limited liability company (societe anonyme) incorporated under the laws of Luxembourg, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach MacKenzie Partners, Inc. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase, dated November 18, 2022, with respect to the Offer (the “Offer to Purchase”).

The Depositary and Paying Agent for the Offer is:

If delivering by mail:	If delivering by courier:

MacKenzie Partners, Inc. P.O. Box 219287 Kansas City, MO 64121-9287	MacKenzie Partners, Inc. 430 W 7th Street, Suite 219287 Kansas City, MO 64105-1407

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN “THE OFFER—SECTION 3—PROCEDURE FOR

TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to MCI Capital, LC, an Iowa limited liability company and a wholly owned subsidiary of MCI, LC, an Iowa limited liability company, who is a co-bidder, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 18, 2022, and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, no par value per share (the “Shares”), of Atento S.A., a public limited liability company (societe anonyme) incorporated under the laws of Luxembourg, specified below, pursuant to the guaranteed delivery procedure set forth in “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

☐ Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:
(if applicable)

Transaction Code Number:
(if applicable)

Date:

Name(s) of Record Owner(s):
(Please Type or Print)
Address(es):
(Including Zip Code)
Area Code and Telephone Number:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Offer—Section 3—Procedure for Tendering Shares” of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NYSE trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE DEPOSITARY WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

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